UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BioTelemetry, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS SUPPLEMENTAL PROXY MATERIAL PROVIDES ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2020

On April 27, 2020, BioTelemetry, Inc. (“BioTelemetry” or the “Company”) issued the following press release related to a change to the format of the 2020 Annual Meet of Stockholders of BioTelemetry (the "Annual Meeting") to be held on Friday, May 8, 2020. As described below, the Annual Meeting will now be held in a virtual-only meeting format.
The following press release supplements the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of BioTelemetry, Inc., filed with the Securities and Exchange Commission (the “SEC”) and mailed or made available to stockholders of the Company on March 24, 2020, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Friday, May 8, 2020. These supplemental materials are being filed with the SEC on April 27, 2020, and are also being made available to stockholders and others by means of a press release announcing a change in the format of the Annual Meeting that was issued and posted on BioTelemetry’s website on April 27, 2020.
THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

BioTelemetry, Inc. to Move to Virtual-only
Annual Stockholder Meeting for 2020

MALVERN, Pa. - April 27, 2020 - (GLOBAL NEWSWIRE) - BioTelemetry, Inc. (NASDAQ:BEAT), the leading remote medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, announced today that its 2020 Annual Meeting of Stockholders will be held virtually, moving away from an in-person event due to the evolving nature of the COVID-19 pandemic.

Virtual meeting date:    Friday, May 8, 2020
Virtual meeting time:    8:30 a.m. EDT
Virtual meeting link:    www.virtualshareholdermeeting.com/BEAT2020

Stockholders of record at the close of business March 10, 2020, are invited to vote their shares and register for the meeting at www.virtualshareholdermeeting.com/BEAT2020 using the instructions provided with their proxy materials that were issued beginning March 24, 2020. Stockholders may submit questions in advance when they register for the meeting, and they also will have the opportunity to submit questions during the virtual event using the directions on the meeting website that day. All stockholders will need their control number to vote or ask questions; that number can be found on the proxy cards, voting instruction forms or other notices they received previously. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the virtual event. Technical assistance will be available for those attending the meeting.

About BioTelemetry

BioTelemetry, Inc. is the leading remote medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care.  We provide remote cardiac monitoring, centralized core lab services for clinical trials, remote blood glucose monitoring and original equipment manufacturing that serves both healthcare and clinical research customers.  More information can be found at www.gobio.com.

Contact:     BioTelemetry, Inc.
Heather C. Getz
Investor Relations
Executive Vice President, Chief Financial Officer
800-908-7103
investorrelations@biotelinc.com

BioTelemetry, Inc.
Amy M. Knapp
Media Relations
Vice President, Corporate Communications
813-277-8456
amy.knapp@gobio.com